UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 7, 2005

iVOW, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2101 Faraday Avenue, Carlsbad, California 92008

(Address of principal executive offices, with zip code)

(760) 603-9120

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Merger Agreement

On October 10, 2005, iVOW, Inc., a Delaware corporation (“iVOW”), announced that it has entered into a Merger Agreement (the “Merger Agreement”) dated October 7, 2005 with iSHS Merger Sub, Inc., a Washington corporation and a wholly-owned subsidiary of iVOW (the “Merger Sub”), and Sound Health Solutions, Inc., a Washington corporation (“SHS”) and certain shareholders of SHS, providing for the merger of the Merger Sub with and into SHS (the “Merger”), with SHS surviving the Merger as a wholly-owned subsidiary of iVOW.

At the effective time and as a result of the Merger, all shares of SHS common stock issued and outstanding immediately prior to the effective time of the Merger shall be automatically converted into the right to receive, in the aggregate, 304,044 unregistered shares of iVOW common stock and $125,500, subject to adjustment and a holdback as set forth in the Merger Agreement.  Portions of the merger consideration may be directed by SHS to satisfy certain liabilities of SHS and its subsidiary.  In addition, 76,011 shares of iVOW stock to be paid as merger consideration will also be subject to a repurchase right in favor of iVOW based on the failure of SHS to meet certain revenue and net income targets.

All stated share numbers reflect the reverse split of iVOW’s common stock discussed in Item 5.03 below.

The closing and effectiveness of the Merger are contingent upon the satisfaction of certain closing conditions, as set forth in the Merger Agreement.  Upon the closing, SHS will enter into independent contractor agreements with two physicians, Girolami and Gough, each a shareholder of SHS, for the provision of medical services to SHS, and iVOW will assume or satisfy the outstanding liabilities of SHS, including outstanding bank related debt not to exceed $350,000, as set forth in the Merger Agreement.

The transaction has been approved by both companies’ boards of directors and is subject to the approval of SHS’ stockholders and other customary closing conditions. The merger is expected to close in November.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. and incorporated herein by reference.

On October 10, 2005, iVOW announced the entry into the Merger Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02               Unregistered Sale of Equity Securities.

As set forth in Item 1.01 above, which item is incorporated herein by reference, iVOW intends to issue 304,044 unregistered shares of iVOW common stock pursuant to the Merger Agreement as merger consideration.  iVOW anticipates that the proposed issuance of the iVOW Common Stock pursuant to the Merger Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder (“Regulation D”), based in part upon representations that iVOW has obtained, from each SHS shareholder receiving such shares or from SHS that such SHS shareholder is an “accredited investor” or will have a “purchaser representative” as such terms are defined in Rule 501 of Regulation D.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2005, iVOW held its Annual Meeting of Stockholders pursuant to notice of meeting and proxy statement dated June 27, 2005.  At the Annual Meeting, iVOW’s stockholders approved an amendment to iVOW’s Second Restated Certificate of Incorporation to effect a reverse split of the Company’s outstanding common stock in a ratio of not less than one-for-two or greater than one-for-ten (the “Reverse Split”).

On October 6, 2005, iVOW’s Board of Directors set the exact ratio of the Reverse Split at one-for-ten.  iVOW filed the Certifcate of Amendment of Second Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 7, 2005 and the Reverse Split was effective as of October 11, 2005.  A copy of the Certificate of Amendment is attached to this current report as Exhibit 3.1 and a copy of the press release announcing the Reverse Split is attached as Exhibit 99.2.

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

The following exhibits are filed as part of this current report:

Exhibit No.	Description

2.1	Merger Agreement, dated as of October 7, 2005, by and among iVOW, Inc., iSHS Merger Sub, Inc. and Sound Health Solutions, Inc.

3.1	Certificate of Amendment of Second Restated Certificate of Incorporation.

99.1	Press Release, dated October 10, 2005.

99.2	Press Release, dated October 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: October 12, 2005	By:	/s/ J. BRADFORD HANSON
J. Bradford Hanson
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement, dated as of October 7, 2005, by and among iVOW, Inc., iSHS Merger Sub, Inc. and Sound Health Solutions, Inc.

3.1	Certificate of Amendment of Second Restated Certificate of Incorporation.

99.1	Press Release, dated October 10, 2005.

99.2	Press Release, dated October 10, 2005.